UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

MaxCyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40674	52-2210438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Firstfield Road, Suite 110

Gaithersburg, Maryland 20878

(Address of principal executive offices, including zip code)

(301)944-1700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MXCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2021, Dr. J. Stark Thompson notified the board of directors (the “Board”) of MaxCyte, Inc. (the “Company”) that he will not stand for re-election at the Annual Meeting of Stockholders to be held on October 29, 2021 (the “Annual Meeting”). Dr. Thompson will serve out his remaining term as a director and as Chairman of the Board, which will expire upon the conclusion of the Annual Meeting. Dr. Thompson’s decision is not related to any disagreement relating to the Company’s operations, policies or practices. He will continue to provide consulting services to the Company as requested, during which time his outstanding stock option awards will continue to vest in accordance with their terms for so long as Dr. Thompson provides continuous service to the Company.

Following the Annual Meeting, the authorized size of the Board will be eight members, and the Board will appoint a new Chairman.

“On behalf of the Board and the entire MaxCyte team, we wish to thank Dr. Thompson for his service and guidance on the Board over the years,” said Doug Doerfler, Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxCyte, Inc.

Dated: October 1, 2021	By:	/s/ Doug Doerfler
Doug Doerfler
President and Chief Executive Officer